Exhibit 3.1

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that E-DISPATCH INC, did on July 31, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and farther, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 6, 2007.
/s/ ROSS MILLER

ROSS MILLER Secretary of State
By	[Signature]

Certification Clerk

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation	E-Dispatch inc

2.	Resident Agent	Business Filings Incorporated
	Name and Street	Name
	Address:	6100 Neil Road, Suite 500,	Reno	Nevada 89511
	(must be a Nevada address where process may be served).	(MANDATORY) Physical Street Address	City		Zip Code

		(OPTIONAL) Mailing Address	City	State	Zip Code

3.	Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 2,000	Per value per share: $0.01	Number of shares without par value:

4.	Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1.	Tina Sauva Name
		B3L11 Kristina Homes Brgy. Sta. Cru		Antipolo City, Rizal	Philippines	B3L11
		Street Address		City	State	Zip Code
2.

Name

		Street Address		City	State	Zip Code
3.

Name

		Street Address		City	State	Zip Code

5.	Purpose: (optional – See Instructions)	The purpose of this Corporation shall be: All lawful business

6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	The Nevada Company, Terese Coulthard, Asst. Sec.	[Signature]

		Name	Signature

		8025 Excelsior Drive, Suite 200	Madison	WI	53717
		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		[Signature]	July 30, 2007

		Authorized Signature of R.A. or On Behalf of R. A. Company	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 Articles 2007
Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.380)

USE BLACK INK ONLY -DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

E-DISPATCH INC

2. The articles have been amended as follows (provide article numbers, if available):

Per Share Count: 100,000,000

Per Share Value: $0.001

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective data of filing (optional):

[must not be later than 90 days after the participant is filed]

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2” x 11” plain sheet with the additional signatures.)

[Signature]	[Signature]

Signature	Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected,

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 76 Articles 2007
Revised on: 01/01/07